Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	52-2061461
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

7815 Woodmont Avenue

Bethesda, Maryland  20814

(301) 986-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald D. Paul

President and Chief Executive Officer

Eagle Bancorp, Inc.

7815 Woodmont Avenue

Bethesda, Maryland  20814

(301) 986-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Noel M. Gruber, Esquire

David H. Baris, Esquire

Kennedy & Baris, L.L.P.

4701 Sangamore Road, Suite P-15

Bethesda, Maryland  20816

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,  other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock	500,000	$16.81	$8,405,000	$899.34

(1)                                 Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(c), based upon the average of the high and low prices for the common stock reported on the Nasdaq Capital Market on January 23, 2007, without reference to discount available under the dividend reinvestment plan.

Prospectus

DIVIDEND REINVESTMENT PLAN

Common Stock, par value $0.01 per share

This prospectus describes the Eagle Bancorp, Inc. Dividend Reinvestment Plan.  The Plan provides our shareholders a convenient and cost effective opportunity to invest in additional shares of common stock.  The Plan allows you to reinvest all or part of the cash dividends you receive on shares of our common stock in additional shares of common stock, at a price which may be discounted from the market price.

Shares purchased under the Plan may be newly issued shares purchased directly from Eagle Bancorp, or shares purchased for participants in the open market, at our option.  If shares are purchased directly from us, the price will be the average of the high and low prices for our common stock on The Nasdaq Capital Market on the investment date, less a discount of 5%. The price for shares purchased on the open market will be the weighted average price for all shares purchased for Plan participants for that investment date.  No discount will be applied to the price of shares purchased in the market, but we will pay all fees and brokerage commissions incurred for purchasing shares in the market.

We have registered 500,000 shares of our common stock for sale under the Plan.  Our common stock is listed on The Nasdaq Capital Market under the trading symbol “EGBN”.

You should carefully review this prospectus and retain it for future reference.  You may begin participating in the Plan at any time by completing a Shareholder Enrollment Form and returning it to Computershare Trust Company, N.A. (“Computershare”), which will administer the plan for us.  If you have any questions about the Plan, or to obtain a Shareholder Enrollment Form, please contact Computershare by any of the means described at page 3 of this prospectus.

If you choose not to participate in the Plan, you will receive cash dividends, when and if declared by the Board of Directors. The Plan does not represent a guarantee of future dividends. The declaration of dividends will be subject to the discretion of the Board of Directors and will depend on a number of factors, including future earnings, financial condition, cash reserves and general business conditions.

Neither the Securities and Exchange Commission nor any state securities regulator or federal or state bank regulator has approved or disapproved of the common stock or determined if this prospectus is accurate or adequate.  Any representation to the contrary is a criminal offense.

Shares of our common stock are not deposit accounts or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Risk Factors” on page 1 and the documents incorporated by reference in this prospectus to read about factors you should consider before buying shares of our common stock.

This prospectus is dated January 30, 2007

TABLE OF CONTENTS

Page

EAGLE BANCORP, INC.
RISK FACTORS
DESCRIPTION OF THE PLAN
1.	What is the purpose of the Plan?
2.	What are the advantages of the Plan?
3.	Are there any disadvantages to participation in the Plan?
4.	Who is eligible to participate
5.	Can I participate if my shares are held by my broker or bank in “street name”?
6.	Who administers the Plan?
7.	How can I contact the Plan Administrator?
8.	How do I begin participation in the Plan?
9.	Do I have to separately enroll each different registration in which I hold shares of common stock?
10.	What options are available under the Plan?
11.	Can I purchase shares of common stock under the Plan with funds other than amounts paid as dividends?
12.	How are shares acquired under the Plan?
13.	When will shares be purchased under the Plan?
14.	What is the price of shares purchased under the Plan?
15.	How many shares will I purchase on each investment date?
16.	Will certificates automatically be issued for shares of common stock purchased under the Plan?
17.	Can I add shares of Eagle Bancorp common stock for which I hold certificates to my account for safekeeping?
18.	How can I withdraw shares held in my account?
19.	What happens to fractional shares when I withdraw all of my shares from the Plan?
20.	Can I sell shares held in my account under the Plan?
21.	Can I transfer shares held in my account under the Plan to someone else?
22	Can I pledge shares held in my account under the Plan?
23.	Will dividends on shares withdrawn from the Plan continue to be reinvested?
24.	How can I terminate participation in the Plan?
25.	Are there any expenses charged to participants in connection with purchases under or participation in the Plan?
26.	What are the Federal income tax consequences of participation in the Plan?
27.	What reports will I receive?
28.	What happens if Eagle Bancorp pays a dividend in stock or splits its common stock?
29.	How will my Plan shares be voted at a meeting of shareholders?
30.	What are the responsibilities of Computershare and Eagle Bancorp under the Plan?
31.	Can the Plan Administrator be changed?
32.	Who interprets the Plan and what law governs?
33.	Can the Plan be changed, suspended or terminated?
USE OF PROCEEDS
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EAGLE BANCORP
EXPERTS
LEGAL MATTERS
INDEMNIFICATION

EAGLE BANCORP, INC.

Eagle Bancorp, Inc. is a growth oriented, one-bank holding company headquartered in Bethesda, Maryland. Our primary business is providing general commercial and consumer banking services through our principal wholly owned banking subsidiary, EagleBank, a Maryland chartered bank which is a member of the Federal Reserve System.  EagleBank was organized as an independent, community oriented, and full-service alternative to the super-regional financial institutions, which dominate our primary market area.  EagleBank provides a full range of retail banking services to business and retail customers in the Washington D.C. metropolitan area. Our philosophy is to provide superior, personalized service to our customers. We focus on relationship banking, providing each customer with a number of services, becoming familiar with and addressing customer needs in a proactive, personalized fashion.

RISK FACTORS

An investment in our common stock involves various risks.  Before making the decision to invest in our common stock through the Plan, you should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our quarterly reports on Form 10-Q for the first three quarters of 2006, which are incorporated by reference herein, and any changes to those risk factors which may be included in subsequent annual or quarterly reports filed with the Securities and Exchange Commission, as well as other information we include or incorporate by reference in this prospectus and the additional information in the other reports we file with the Securities and Exchange Commission.  These risk factors may cause our future earnings to be lower or our financial condition to be less favorable than we expect.  In addition, other risks of which we are not aware, which relate to the banking and financial services industries in general, or which we do not believe are material, may cause earnings to be lower, or hurt our future financial condition.

DESCRIPTION OF THE PLAN

The following questions and answers constitute the Plan in its entirety, as in effect as of the date of this prospectus.

Purpose

1.              What is the purpose of the Plan?

The primary purpose of the Plan is to provide our shareholders with a convenient and cost effective method of increasing their investment in Eagle Bancorp by reinvesting cash dividends in additional shares of our common stock.  If the shares of common stock acquired through the Plan are purchased directly from us, we will receive additional equity capital funds that may be used for general corporate purposes.

Advantages

2.              What are the advantages of the Plan?

The Plan offers participants a number of advantages, including the following:

•                  The Plan provides an inexpensive method of investing small amounts.

•                  Reinvestment of cash dividends is automatic. Once enrolled, a participant does not have to take any action to have future dividends reinvested.

•                  Because fractional shares may be acquired through the Plan, the full amount of cash dividends received may be invested in shares of common stock.

•                  You can avoid cumbersome or costly safekeeping requirements and recordkeeping costs through the Plan’s custodial and reporting provisions.

•                  If shares are purchased from the Company, dividend reinvestment purchases will be made at a discount of 5% from the prevailing market price.

•                  If shares are purchased in the open market, dividend reinvestment purchases are made at the prevailing market price, but participants can invest without paying brokerage fees.

3.              Are there any disadvantages to participation in the Plan?

If you participate in the Plan:

•                  You will be treated as having received dividend income on the dividend payment date for federal income tax purposes, and may have a tax liability with respect to that dividend, even though you do not receive any cash payment.

•                  If shares are purchased directly from us, and your dividends are reinvested at a discount from the market price, you will be deemed to have additional taxable dividend income in the amount of the discount.  If shares are purchased in the market, you will have additional dividend income in the amount of the brokerage fees and other charges we pay for you.

•                  You will not know if you will receive the discount which we are offering on shares purchased directly from us until after the dividend payment is reinvested.  We have the discretion to cause all or any part of the shares required to meet the Plan’s needs with respect to each investment date to be purchased directly from us or in the market, and we are not required to announce our intention prior to the reinvestment date.  You do not have the option to reinvest dividends only if the shares are to be newly issued shares sold at a discount.

•                  You will not know the price at which dividends will be reinvested before the purchase is made. You do not have the option to specify a price at which you will reinvest your dividends.

Eligibility

4.              Who is eligible to participate?

All shareholders of Eagle Bancorp owning at least one share of common stock are eligible to participate in the Plan. Once enrolled, a participant must continue to own at least one share of common stock at all times.

You will not be eligible to participate in the Plan if you reside in a jurisdiction in which it is unlawful for us to permit your participation.  Your right to participate in the Plan is not transferable apart from a transfer of your underlying shares of common stock to another eligible person.

5.              Can I participate if my shares are held by my broker or bank in “street name”?

Yes.  Beneficial owners of common stock may participate in the Plan.  In order to participate, beneficial owners must arrange for their bank or broker to participate in the Plan with respect to their shares.  Alternatively, a beneficial owner can choose to instruct their broker to have a certificate registered in the beneficial owner’s name sent to the owner, or to have the shares deposited in the owner’s account maintained by Computershare. See Question number 17 for additional information about depositing your shares with Computershare.

Plan Administration

6.              Who administers the Plan?

The Plan Administrator is Computershare Trust Company, N.A. (“Computershare”), who also serves as transfer agent and registrar for the common stock.  Computershare will direct the purchase of common stock acquired under the Plan in market transactions, hold the shares purchased under the Plan in book entry format, keep records, send quarterly statements of account to participants in the Plan and perform other administrative functions related to the Plan.

7.              How can I contact the Plan Administrator?

For information about the Plan, or if you have any questions about the Plan, contact Computershare by one of the methods set out below. Please refer to “Eagle Bancorp, Inc.” on all correspondence you send to Computershare.

•	By U.S. Mail:	Eagle Bancorp, Inc. Dividend Reinvestment Plan
c/o Computershare Trust Company, N.A.
P. O. Box 43078
Providence, RI 02940-3078

•                  By Telephone:                1-877-282-1168 (U.S. and Canada) or 1-781-575-4238 (outside U.S. and Canada). An automatic voice response system is available 24 hours a day, 7 days a week. Customer service associates are available 9:00 a.m. to 5:00 p.m. Eastern time each business day.

•                  By TDD:                                                 1-800-952-9245 (Telecommunications device for the hearing impaired.)

•                  By Internet:                                 You can obtain information about your account via the Internet on Computershare’s website at www.computershare.com. You can access your share balance, sell shares, request a stock certificate and obtain online forms and other information about your account. Your online account information is housed on this website.  To get access to your account, you will need a password that you can request from Computershare, either online, by phone or in writing.  If requested online, your password will be sent to you online.  If requested by phone or in writing, your password will be sent to you by mail.

•                  By E-Mail:                                        You can email Computershare through their website www.computershare.com through the “Shareholder Services” section under “Contact Us”.

Enrolling in the Plan

8.              How do I begin participation in the Plan?

If your shares are registered in your own name, you may begin participating in the Plan by accessing your account online at www.computershare.com.  To do so, you will need your taxpayer identification number, your account number and your Internet password. If you do not have a password, you may obtain it by clicking on “password and login assistance’’ on the account access page.  Your account number is typically located on your dividend check and/or any other correspondence you may receive from Computershare.

You may also begin participating in the Plan by completing and signing a Shareholder Enrollment Form and returning it to Computershare. Once you are enrolled in the Plan, you will continue to participate without further action on your part. You may change your investment options by accessing your account online at www.computershare.com or by completing, signing and returning to Computershare a new Shareholder Enrollment Form. If your shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all named persons must sign the Shareholder Enrollment Form exactly as their names appear on the account registration.

9.              Do I have to separately enroll each different registration in which I hold shares of common stock?

Yes.  If you own shares of common stock in different manners, i.e. in your sole name, jointly with your spouse, and as custodian for your minor child, you will have to fill out a separate Shareholder Enrollment Form, or enroll online, for each registration for which you wish to have dividends reinvested.

Investment Options

10.       What options are available under the Plan?

As a participant in the Plan, you may elect to reinvest all or part of your dividends on your shares of Eagle Bancorp common stock in additional shares. The options available to you are as follows:

•                  Full Dividend Reinvestment. If you select this option, Computershare will apply all of your dividends on your common stock registered in your name (including dividends on all shares credited to your Plan account) toward the purchase of more shares of Eagle Bancorp common stock.

•                  Partial Dividend Reinvestment. If you select this option, Computershare will apply the dividends payable on the number of whole shares of Eagle Bancorp common stock that you specify in your Shareholder Enrollment Form to purchase additional shares of Eagle Bancorp common stock. Dividends on all your remaining shares will be paid in cash.

•                  If you do not wish to have dividends reinvested, you do not have to take any action, and you should not return a Shareholder Enrollment Form, or enroll online.

If you do not select an option on a Shareholder Enrollment Form, or if you select Partial Dividend Reinvestment but do not indicate how many shares with respect to which you wish to reinvest dividends, you will be deemed to have opted for Full Dividend Reinvestment.

Computershare will continue to reinvest your dividends as you have indicated on your Shareholder Enrollment Form until you specify otherwise. You may change your dividend option at any time by going to www.computershare.com, by calling Computershare directly at 1-877-282-1168 or by completing a new Shareholder Enrollment Form and returning it to Computershare.

Computershare needs to receive notice of your initial enrollment or any changes in your participation on or before the record date for any given dividend payment date in order for your participation or the requested changes to be effective for that dividend. If your request is received after the record date, then the requested changes will not be effective until the next dividend record date.

Optional Cash Purchases

11.       Can I purchase shares of common stock under the Plan with funds other than amounts paid as dividends?

No.  We are not currently offering an optional cash purchase feature under the Plan, although we may amend the Plan in the future to permit optional cash purchases.  We will notify shareholders of any amendment to permit optional cash purchases.

Purchases Under the Plan

12.       How are shares acquired under the Plan?

At our sole option and discretion, shares of common stock to be purchased under the Plan will be purchased directly from us as newly issued shares, purchased on the open market, or a combination of the foregoing. You cannot choose the source of your shares, and you cannot condition your participation on the specific source of the shares.

Share purchases in the open market may be made in The Nasdaq Capital Market or by negotiated transactions on terms that Computershare may reasonably determine. Neither Eagle Bancorp nor any participant will have any authority or power to direct the date, time, or price at which shares may be purchased on the open market or the selection of a broker or dealer through or from whom purchases are to be made.

13.       When will shares be purchased under the Plan?

The date on which shares will be sold to participants under the Plan will be the dividend payment date, or the next trading date, if the dividend payment date is not a trading day.  If any part of the shares to be sold to participants are to be purchased in the open market, then Computershare may effect such purchases prior to the dividend payment date.

14.       What is the price of shares purchased under the Plan?

The price paid by each participant will be the average price per share paid by the Plan Administrator for the particular investment date.  If the shares are purchased directly from us, the price you will pay will be the average of the high and low prices for our common stock on The Nasdaq Capital Market on the investment date less a discount of 5%.  If there are no trades on the on the investment date, the price will be the average of the inside bid and asked prices for the common stock on the investment date, less a discount of 5%.

The price for shares purchased on the open market will be the weighted average price for all shares purchased for Plan participants for that investment date.  No discount will be applied to the price of shares purchased in the market, but we will pay all fees and brokerage commissions incurred for purchasing shares in the market.  If the shares purchased on any investment date are in part newly issued and in part acquired in the open market, then the price paid by each participant will be the weighted average of the price of the full number of shares purchased by all participants.

15.       How many shares will I purchase on each investment date?

The number of shares purchased for you will depend on: (1) the number of shares of common stock in respect of which you are reinvesting dividends; (2) the amount of cash dividends paid; and (3) the average purchase price for all shares purchased for the Plan on a specific investment date. Your account will be credited with that number of shares purchased, including fractions, equal to the total amount used to purchase shares for you divided by the purchase price per share paid to acquire shares on a particular investment date.

16.       Will certificates automatically be issued for shares of common stock purchased under the Plan?

No. To protect against loss, theft or destruction, no certificates will be issued unless requested by a participant.  Certificates for any number of full shares credited to a participant’s account will be issued upon the participant’s Internet, telephonic or written request.

Share Deposit

17.       Can I add shares of Eagle Bancorp common stock for which I hold certificates to my account for safekeeping?

Yes. At any time, you may use the Plan’s share certificate safekeeping service to deposit with Computershare any Eagle Bancorp common stock certificates in your possession and registered in your name. There is no charge for this service. To do so, we recommend that you send your common stock certificates to Computershare by registered or certified mail, return receipt requested, or some other form of traceable mail or delivery, and properly insured. When submitting your certificate(s) for deposit into your account be sure to include the tear-off portion of your account statement or a written request to have the certificate(s) deposited. DO NOT ENDORSE THE CERTIFICATES. Upon receipt, Computershare will credit the shares in book entry form to your account.  You may also have shares currently held by your bank or broker in street name deposited to your account for safekeeping.

By depositing shares currently held in certificate form, a participant will no longer bear the risk associated with the loss, theft or destruction of share certificates. Also, these shares will be treated in the same manner as shares purchased through the Plan and may be transferred or sold through the Plan in a convenient and efficient manner. You are considered the record owner of all shares held for safekeeping by Computershare, and as record owner, Eagle Bancorp will be able to send you shareholder communications directly, rather than through your broker.  All cash dividends on shares deposited with Computershare for safekeeping will be reinvested in accordance with your participation option, unless you specifically instruct Computershare to the contrary.

Withdrawal and Sale of Shares in Plan Accounts

18.       How can I withdraw shares held in my account?

You may withdraw all or a portion of the whole shares purchased or held on your behalf pursuant to the Plan at any time by contacting Computershare through the Internet, by phone or in writing, and specifying the number of shares to be withdrawn. Certificates for whole shares of common stock withdrawn will be registered in the name of, and delivered to, the participant.  In no case will certificates representing fractional interests be issued.

19.       What happens to fractional shares when I withdraw all of my shares from the Plan?

No certificates for fractional shares will be distributed from the Plan. Instead, upon withdrawal of all shares held by you under the Plan, you will receive cash in an amount equal to the then current market value of the common stock as reported on The NASDAQ Capital Market on the date of the withdrawal multiplied by the fractional interest. The amount of cash received for any fractional interest together with certificates for whole shares will be mailed to you by Computershare.

20.       Can I sell shares held in my account under the Plan?

Yes.  You may sell shares in your Plan account in one of two ways. You may request that Computershare issue a certificate for any or all of the whole shares in your Plan account, and then may sell any or all of such shares through your own broker or otherwise at any time you choose.  Alternatively, you may request that Computershare sell any or all of the shares in your Plan account, including shares deposited by you with Computershare as custodian for safekeeping.

If you choose to have Computershare sell your shares directly, and the dollar value of the sale is expected to be $25,000 or less, you may contact Computershare through the Internet at www.computershare.com or you may call Computershare at 1-877-282-1168. If the dollar value of the sale is expected to exceed $25,000, you must submit your request in writing. You can do this by completing and submitting the tear-off portion of the account statement. In addition, you must submit a written request to sell shares if you have changed your address within 30 days of the sale request. Computershare will cause your shares to be sold on the open market within five business days of receipt of your request. Computershare may combine your shares to be sold with those of other participants selling shares at the same time. The sales price per share will be the weighted average price per share received by Computershare for all sales made that day (and any succeeding days necessary to complete the sale order). Once sold Computershare will send you the proceeds less a service fee, which is currently $15.00, and a processing fee (which include any brokerage commission Computershare is required to pay), which is currently $0.12 per share. These fees are subject to change without notice in the sole discretion of Computershare.  Proceeds are normally paid by check and are generally sent to you within 24 hours after your sales transaction has settled.

Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, neither Eagle Bancorp nor any participant will have the authority or power to direct the time or price at which shares for the Plan are sold or the selection of the broker or dealer through or from whom sales are to be made.

You should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by Computershare and the ultimate sale on the open market. Instructions sent to Computershare to sell shares are binding and may not be rescinded.

21.       Can I transfer shares held in my account under the Plan to someone else?

Yes. You may transfer ownership of some or all of your shares held through the Plan. You may call Computershare at 1-877-282-1168 for complete transfer instructions or go to www.computershare.com to download the appropriate forms. You will be asked to send to Computershare written transfer instructions, and your signature must be “Medallion Guaranteed” by a financial institution. Most banks and brokers participate in the Medallion Guarantee Program. The Medallion Guarantee Program is intended to ensure that the individual signing is in fact the owner of shares to be transferred. A notary public is not acceptable.

You may transfer shares to new or existing Eagle Bancorp shareholders. However, a new account will not be opened for a transferee as a result of a transfer of less than one whole share.

22.       Can I pledge shares held in my account under the Plan?

No.  If you wish to pledge your shares, you will have to withdraw them from your account.

23.       Will dividends on shares withdrawn from the Plan continue to be reinvested?

Dividends will continue to be reinvested in accordance with your current participation option unless you notify Computershare to the contrary.

Termination of Participation in the Plan

24.       How can I terminate participation in the Plan?

You may terminate reinvestment of dividends at any time by submitting notice to Computershare by mail, telephone or Internet.  If your instructions are received near the record date for a dividend payment, Computershare, in its sole discretion, may either distribute that dividend in cash, or reinvest the dividend in shares in accordance with your earlier participation option.  Computershare will process any termination request as soon as practicable, but in no event later than five days after the instruction is received.

If you terminate dividend reinvestment, Computershare will continue to hold your shares in your account for safekeeping until you request that a certificate be issued for your shares, or that your shares be transferred to your bank or broker.

After termination, dividends on your shares will be paid to you in cash unless and until you rejoin the Plan, which you may do at any time online at www.computershare.com or by completing, signing and returning to Computershare a new Shareholder Enrollment Form.

Costs

25.       Are there any expenses charged to participants in connection with purchases under or participation in the Plan?

There are no service fees or charges or brokerage commissions for participating in the Plan, or for purchases under the Plan.  Eagle Bancorp pays all costs of administration of the Plan. However, you will incur expenses upon the sale of shares under the Plan.  See Question 20.

Federal Income Tax Consequences

26.       What are the Federal income tax consequences of participation in the Plan?

The following summary of the material federal income tax consequences of participation in the Plan is based upon our understanding of applicable law as currently in effect.  This discussion is not a complete analysis or description of all potential federal income tax consequences of participation.  It does not address tax consequences that may vary with, or are contingent on, individual circumstances.  In addition, it does not address any non-income tax or any foreign, state or local tax consequences of participation.  Accordingly, shareholders are strongly encouraged to consult their own tax advisors to determine their particular tax consequences.

When your dividends are reinvested to acquire shares of common stock (including any fractional shares), you will be treated as having received a taxable dividend in an amount equal to the fair market price on the investment date of the shares acquired with reinvested dividends. For example, in the case of shares purchased directly from us, if dividends of $95 are reinvested under the Plan to acquire shares of common stock with a fair market value of $100, the amount of the taxable dividend will be $100. In addition, when shares are acquired for you under the Plan with reinvested dividends through open market purchases, you will be treated as having received a dividend in the amount of your allocable portion of any brokerage commissions and processing fees paid by Eagle Bancorp. You will receive an annual statement from the Plan Administrator indicating the amount of dividend income reported to the Internal Revenue Service.

The initial tax basis of a share you acquire with reinvested dividends will equal the share’s purchase price, plus the purchase price discount if the share was purchased directly from us and, if the share is acquired through an open market purchase, the amount of any brokerage commissions or processing fees allocable to the share.

You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for a fractional share credited to your account. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares (generally, the amount you paid for the shares plus any discount or allocable brokerage commissions or processing fees paid by Eagle Bancorp). In order to determine the tax basis for shares in your account, you should retain all account statements.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. Where applicable, this withholding tax generally is imposed at the rate of 30%, but this rate may be different under any treaty between the U.S. and the country in which the participant resides.  Dividends paid on shares in accounts, and the proceeds of any sale of shares, may be subject to the “backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent, or unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then Computershare must withhold 30% from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares.

Account Reports

27.       What reports will I receive?

Easy to read statements of your calendar year-to-date account activity will be sent to you promptly after each transaction, which will simplify your record keeping. Each statement will show the amount invested, the purchase or sale price of Plan transactions, the number of shares purchased or sold and the applicable service fees, as well as any activity associated with share deposits, transfers or withdrawals. These statements are a record of your account activity and identify your cumulative share position. Please notify Computershare promptly through the Internet, in writing or by telephone if your address or other contact information changes.

In addition, you will be sent copies of the same communications sent to all other holders of Eagle Bancorp common stock, such as annual reports and proxy statements. You will also be sent any required Internal Revenue Service information statements. You can also review your current account status, Plan options and transaction history online at www.computershare.com.  Please retain all transaction statements for your records. The statements contain important tax and other information.

Other Information

28.       What happens if Eagle Bancorp pays a dividend in stock or splits its common stock?

All split shares, stock dividends, or any other distribution of Eagle Bancorp common stock on shares credited to a participant’s Plan account and/or on shares held by the participant in the form of stock certificates will be credited to the participant’s Plan account on the payment date.  Split shares, stock dividends, or any other distribution of Eagle Bancorp common stock on shares held in street name will be credited through the participant’s street name holder.  Shares of Eagle Bancorp common stock issued in respect of shares of Eagle Bancorp common stock for which you have elected to reinvest dividends will have dividends reinvested.

29.       How will my Plan shares be voted at a meeting of shareholders?

In connection with any meeting of Eagle Bancorp shareholders, you will be sent a proxy card representing both the shares for which you hold physical certificates registered in your name and the shares credited to your account under the Plan, including fractional shares.  If you hold your shares in street name, your broker will send a request for voting instructions in connection with each meeting which will cover the shares held for you by your broker, and the shares held for you under the Plan.  Your shares will be voted as you indicate on the returned proxy card or voting instruction form.

30.       What are the responsibilities of Computershare and Eagle Bancorp under the Plan?

Neither Eagle Bancorp nor Computershare will be liable under the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of any such act or omission to act which occurs prior to the termination of a participant’s participation, including failure to terminate a participant’s account upon such participant’s death, and (b) with respect to the prices at which shares of Eagle Bancorp common stock are purchased or sold or other rights or securities are sold for the participant’s account and the times such purchases or sales are made.

Neither Eagle Bancorp nor Computershare can assure you of profit, or protect you against losses, on shares purchased or held under the Plan.

Although we currently expect to continue to pay quarterly dividends, the payment of dividends is at the discretion of the Eagle Bancorp Board of Directors and will depend upon future earnings, the financial condition of Eagle Bancorp, governmental regulations and other factors. The Board of Directors may change the amount and timing of dividends at any time without notice.

31.       Can the Plan Administrator be changed?

Yes. Eagle Bancorp may from time to time designate another bank or trust company as successor Plan Administrator under the Plan.

32.       Who interprets the Plan and what law governs?

Any question of interpretation under the Plan will be determined by Eagle Bancorp, and any such determination will be final. The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

33.       Can the Plan be changed, suspended or terminated?

Yes. We can suspend, modify or terminate the Plan at any time. In such a case, we will use reasonable efforts to notify participants of such suspension, change or termination. Eagle Bancorp and Computershare also reserve the right to change any administrative procedures of the Plan including, but not limited to, establishing additional requirements that apply to participation in the Plan by brokers, banks and other intermediaries. Eagle Bancorp also reserves the right to deny, suspend or terminate participation by a participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan. Computershare also may terminate your account if you do not own at least one whole share. In the event your account is terminated for this reason, a check for the cash value of the fractional share will be sent to you and your account will be closed.

USE OF PROCEEDS

Proceeds from any newly issued shares of common stock purchased directly from Eagle Bancorp under the Plan will be available for general corporate purposes. Eagle Bancorp has no basis for estimating either the number of shares of common stock that will ultimately be purchased directly from it, if any, under the Plan or the prices at which such shares will be sold.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

ABOUT EAGLE BANCORP

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The SEC maintains a World Wide Web site on the Internet at “http://www.sec.gov” that contains reports, proxy and information statements, and other information regarding companies, including Eagle Bancorp, that file electronically with the SEC.

We have filed a Registration Statement on Form S-3 to register the common stock to be sold pursuant to the Plan.  This prospectus is a part of that Registration Statement.  As allowed by SEC rules, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement. SEC regulations allow us to “incorporate by reference” information into this prospectus, which means that important information is disclosed by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus. Information incorporated by reference from earlier documents is superseded by information that is included in this prospectus or is incorporated by reference from more recent documents, to the extent that they are inconsistent.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (file no. 000-25923).

(1)                                  Annual Report on Form 10-K for the year ended December 31, 2005;

(2)                                  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

(3)                                  Current Reports on Form 8-K filed January 19, 2006; April 20, 2006, May 17, 2006, June 22, 2006, July 17, 2006, July 19, 2006, October 17, 2006, October 24, 2006, November 7, 2006, January 5, 2007 and January 18, 2007; and

(4)                                  The description of the common stock contained in our registration statement on Form 8-A, as amended.

Also incorporated by reference are additional documents that we may file with the SEC after the date of this prospectus and before the termination of the offering.  These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing.  These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and to the extent they are considered filed, Current Reports on Form 8-K.  Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

You can obtain any of the documents incorporated by reference from us, the SEC or the SEC’s Internet web site as described above.  Documents incorporated by reference are available from Eagle Bancorp without charge, including any exhibits specifically incorporated by reference therein. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Secretary

Eagle Bancorp, Inc.

7815 Woodmont Avenue

Bethesda, Maryland 20816

Telephone: (301) 986-1800

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated January 30, 2007.  You should not assume that the information contained in this prospectus is accurate as of any date other than that date, and neither the delivery of this prospectus to you, nor the sale of common stock under it shall create any implication to the contrary.

This prospectus does not constitute an offer to sell any securities other than those described on the cover page of this prospectus. If you are in a jurisdiction where it is unlawful to offer to sell, or to ask for offers to buy, the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this prospectus does not extend to you.

EXPERTS

The consolidated financial statements of Eagle Bancorp as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the report of Stegman & Company, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Eagle Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report(s) of Stegman & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares offered hereby and selected other legal matters in connection with the offering will be passed upon for Eagle Bancorp by the law firm of Kennedy & Baris, L.L.P., Bethesda, Maryland.  Attorneys at Kennedy & Baris, L.L.P. own an aggregate of approximately 7,500 shares of Eagle Bancorp common stock.

INDEMNIFICATION

Our Articles of Incorporation, as well as the Maryland General Corporation Law, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The expenses payable by the Company in connection with the Offering described in this Registration Statement are as follows:

Registration Fee	$899
*Blue Sky Filing Fees and Expenses (Including counsel fees)	5,000
*Nasdaq Listing Fees	5,000
*Legal Fees	10,000
*Printing, Engraving and Edgar	5,000
*Accounting Fees and Expenses	2,000
*Other Expenses	2,011

Total	$30,000

*                              Estimated

Item 15.  Indemnification of Directors and Officers

Article VI of the Company’s Articles of Incorporation provides that the Company shall, to the full extent permitted and in the manner prescribed by the Maryland General Corporation Law and any other applicable law, indemnify a director or officer of the Company who is or was a party to any proceeding by reason of the fact that he is or was a director or officer, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Maryland General Corporation Law provides, in pertinent part, as follows:

2-418  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. — (a)  In this section the following words have the meanings indicated.

(1)                                  “Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, other enterprise, or employee benefit plan.

(2)                                  “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(3)                                  “Expenses” include attorney’s fees.

(4)                                  “Official capacity” means the following:

(i)                                     When used with respect to a director, the office of director in the corporation; and

(ii)                                  When used with respect to a person other than a director as contemplated in sub-section (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

(iii)                               “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(5)                                  “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(6)                                  “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b)(1)                   A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i)                                     The act or omission of the director was material to the matter giving rise to the proceeding; and

1.                                       Was committed in bad faith; or

2.                                       Was the result of active and deliberate dishonesty; or

(ii)                                  The director actually received an improper personal benefit in money, property, or services; or

(iii)                               In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2)(i)                       Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

(ii)                                  However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3)(i)                       The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

(ii)                                  The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttal presumption that the director did not meet that standard of conduct.

(c)                                  A director may not be indemnified under subsection (B) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d)                                 Unless limited by the charter:

(1)                                  A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (B) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

(2)                                  A court of appropriate jurisdiction upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i)                                     If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii)                                  If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper.  However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

(3)                                  A court of appropriate jurisdiction may be the same court in which the proceeding involving the director’s liability took place.

(e)(1)                    Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

(2)                                  Such determination shall be made:

(i)                                     By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

(ii)                                  By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (I) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

(iii)                               By the stockholders.

(3)                                  Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible.  However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

(4)                                  Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f)(1)                      Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

(i)                                     A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

(ii)                                  A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2)                                  The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3)                                  Payments under this subsection shall be made as provided by the charter, bylaws or contract or as specified in subsection (e) of this section.

(g)                                 The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders of directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h)                                 This section does not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i)                                     For purposes of this section:

(1)                                  The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan:

(2)                                  Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fined; and

(3)                                  Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j)                                     Unless limited by the charter:

(1)                                  An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

(2)                                  A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

(3)                                  A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract.

(k)(1)  A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2)                                  A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3)                                  The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l)                                     Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

Item 16.  Exhibits and Financial Statement Schedules.

The exhibits filed as part of this registration statement are as follows:

(a)                                  List of Exhibits

Number	Description

4	Dividend Reinvestment Plan - Incorporated by reference to the prospectus forming a part of this registration statement
5	Opinion of Kennedy & Baris, L.L.P.
23.1	Consent of Stegman & Company, Independent Registered Public Accounting Firm
23.2	Consent of Kennedy & Baris, L.L.P. (included in Exhibit 5)
24	Power of Attorney – Included on signature page
99	Form of Shareholder Enrollment Form

Item 17.  Undertakings

The registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales of securities are made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Act”).

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1)                                  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the “Act”), each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on  January 26, 2007.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President

POWER OF ATTORNEY

We, the undersigned directors and officers of the Registrant hereby severally constitute and appoint Ronald D. Paul and Leonard L. Abel, or either of them, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which either of them may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3 relating to the offering of the Registrant’s shares of common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Ronald D. Paul and Leonard L. Abel, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Leonard L. Abel	Chairman of the Board of Directors	January 17, 2007
Leonard L. Abel

/s/ Leslie M. Alperstein	Director	January 17, 2007
Leslie M. Alperstein

/s/ Dudley C. Dworken	Director	January 17, 2007
Dudley C. Dworken

/s/ Michael T. Flynn	Executive Vice President and Director	January 17, 2007
Michael T. Flynn

/s/ Eugene F. Ford, Sr.	Director	January 17, 2007
Eugene F. Ford, Sr.

/s/ Harvey M. Goodman	Director	January 17, 2007
Harvey M. Goodman

/s/ Philip N. Margolius	Director	January 17, 2007
Philip N. Margolius

/s/ Ronald D. Paul	President, Director and Principal	January 26, 2007
Ronald D. Paul	Executive Officer of the Company

	Director	, 2007
Donald R. Rogers

/s/ Leland M. Weinstein	Director	January 17, 2007
Leland M. Weinstein

/s/ James H. Langmead	Chief Financial Officer of the Company	January 26, 2007
James H. Langmead	Principal Financial and Accounting Officer